Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet of Surgical Care Affiliates, Inc. (“SCA”) at September 30, 2013 gives effect to our acquisition of a 51% controlling interest of East Brunswick Surgery Center, LLC, DBA University Surgicenter (“USC”) by a wholly owned subsidiary of SCA as if it had occurred on September 30, 2013. The following unaudited pro forma condensed combined statements of operations of SCA for the nine-months ended September 30, 2013 and for the year ended December 31, 2012 give effect to the acquisition as if it had occurred on the first day of the earliest period presented.

The pro forma adjustments are preliminary and have been made solely for purposes of developing the pro forma financial information. The actual results reported in periods following the transaction may differ significantly from that reflected in these pro forma financial statements for a number of reasons, including but not limited to, differences between the assumptions used to prepare these pro forma financial statements and actual amounts, as well as cost savings from operating efficiencies and potential synergies. The unaudited pro forma condensed combined financial information does not reflect any cost savings from operating efficiencies, synergies or other restructurings that could result from the acquisition. As a result, the pro forma information does not purport to be indicative of what the financial condition or results of operations would have been had the transaction been completed on the applicable dates of this pro forma financial information. The pro forma financial information is based upon the historical financial statements of SCA and USC and does not purport to project the future financial condition and results of operations after giving effect to the transactions.

The following unaudited pro forma condensed combined financial information is derived from the historical financial statements of SCA and USC and has been prepared to illustrate the effects of the acquisition of USC by SCA. The pro forma financial information should be read in conjunction with the historical consolidated financial statements and the accompanying notes of SCA and the historical financial statements and accompanying notes of USC.

SURGICAL CARE AFFILIATES, INC.

Pro Forma Condensed Combined Balance Sheet

AS OF SEPTEMBER 30, 2013

(Unaudited)

(In thousands of U. S. dollars)

	Historical
	SCA	USC (Note 1)	Pro forma Adjustments		Pro forma Combined
Assets
Current assets
Cash and cash equivalents	$88,561	$1,002	$(25,350	) (A)	$64,213
Restricted cash	21,619	—	—		21,619
Accounts receivable, net of allowance for doubtful accounts (SCA - $8,336; USC - $1,390)	81,235	2,413	—		83,648
Receivable from nonconsolidated affiliates	14,369	—	—		14,369
Prepaids and other current assets	22,203	97	—		22,300
Current assets related to discontinued operations	312	—	—		312

Total current assets	228,299	3,512	(25,350)		206,461
Property and equipment, net of accumulated depreciation	183,687	326	534	(B)	184,547
Goodwill	701,971	—	35,066	(C)	737,037
Intangible assets, net of accumulated amortization	50,926	—	10,500	(D)	61,426
Deferred debt issue costs	10,838	—	—		10,838
Investment in and advances to nonconsolidated affiliates	180,618	—	—		180,618
Other long-term assets	4,536	—	—		4,536
Assets related to discontinued operations	2,128	—	—		2,128

Total assets (a)	$1,363,003	$3,838	$20,750		$1,387,591

Liabilities and Equity
Current liabilities
Current portion of long-term debt	$21,711	$—	$—		$21,711
Accounts payable	22,911	45	—		22,956
Accrued payroll	30,432	82	—		30,514
Accrued interest	3,595	—	—		3,595
Accrued distributions	24,565	—	—		24,565
Payable to nonconsolidated affiliates	65,085	—	—		65,085
Deferred income tax liability	639	—	—		639
Other current liabilities	18,563	105	—		18,668
Current liabilities related to discontinued operations	298	—	—		298

Total current liabilities	187,799	232	—		188,031
Long-term debt, net of current portion	789,202	—	—		789,202
Deferred income tax liability	110,975	—	—		110,975
Other long-term liabilities	23,111	—	—		23,111
Liabilities related to discontinued operations	403	—	—		403

Total liabilities (a)	1,111,490	232	—		1,111,722

Noncontrolling interests - redeemable	22,723	—	—		22,723

Equity
Surgical Care Affiliates, Inc.’s equity
Contributed capital	237,816	3,606	(3,606	) (E)	237,816
Accumulated other comprehensive loss	—	—	—		—
Accumulated deficit	(181,216)	—	—		(181,216)

Total Surgical Care Affiliates Inc.’s equity	56,600	3,606	(3,606)		56,600

Noncontrolling interests - non-redeemable	172,190	—	24,356	(F)	196,546

Total equity	228,790	3,606	20,750		253,146

Total liabilities and equity	$1,363,003	$3,838	$20,750		$1,387,591

(a)	SCA assets as of September 30, 2013 include total assets of a variable interest entity (“VIE”) of $44.0 million which can only be used to settle the obligations of the VIE. SCA total liabilities as of September 30, 2013 include total liabilities of the VIE of $8.1 million for which the creditors of the VIE have no recourse to SCA.

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

SURGICAL CARE AFFILIATES, INC.

Pro Forma Condensed Combined Statement of Operations

FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2013

(Unaudited)

(In thousands of U. S. dollars)

	Historical
	SCA	USC (Note 1)	Pro Forma Adjustments		Pro Forma Combined

Net operating revenues:
Net patient revenues	$548,685	$11,176	$—		$559,861
Management fee revenues	26,220	—	—		26,220
Other revenues	10,580	—	—		10,580

Total net operating revenues	585,485	11,176	—		596,661
Equity in net income of nonconsolidated affiliates	16,111	—	—		16,111
Operating expenses:
Salaries and benefits	202,189	1,976	—		204,165
Supplies	128,242	1,211	—		129,453
Other operating expenses	89,293	624	—		89,917
Management and collection fees paid to related parties	—	467	—		467
Depreciation and amortization	31,928	56	1,290	(G)	33,274
Occupancy costs	20,378	382	—		20,760
Provision for doubtful accounts	10,364	1,424	—		11,788
Loss on disposal of assets	339	—	—		339

Total operating expenses	482,733	6,140	1,290		490,163

Operating income	118,863	5,036	(1,290)		122,609
Interest expense	48,817	—	—		48,817
Loss from extinguishment of debt	3,800	—	—		3,800
Interest income	(167)	—	—		(167)
Loss on sale of investments	1,060	—	—		1,060

Income from continuing operations before income tax expense	65,353	5,036	(1,290)		69,099
Provision for income tax expense	10,163	—	508	(H)	10,671

Income from continuing operations	55,190	5,036	(1,798)		58,428

Less: Net income attributable to noncontrolling interests	(74,860)	—	(2,468	) (I)	(77,328)

(Loss) income attributable to SCA from continuing operations	$(19,670)	$5,036	$(4,266)		$(18,900)

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

SURGICAL CARE AFFILIATES, INC.

Pro Forma Condensed Combined Statement of Operations

FOR THE YEAR ENDED DECEMBER 31, 2012

(Unaudited)

(In thousands of U. S. dollars)

	Historical
	SCA	USC (Note 1)	Pro Forma Adjustments		Pro Forma Combined

Net operating revenues:
Net patient revenues	$714,629	$12,099	$—		$726,728
Management fee revenues	17,804	—	—		17,804
Other revenues	12,427	—	—		12,427

Total net operating revenues	744,860	12,099	—		756,959
Equity in net income of nonconsolidated affiliates	16,767	—	—		16,767
Operating expenses:
Salaries and benefits	241,814	2,648	—		244,462
Supplies	170,051	1,393	—		171,444
Other operating expenses	118,460	835	—		119,295
Management and collection fees paid to related parties	—	643	—		643
Depreciation and amortization	41,628	72	1,723	(G)	43,423
Occupancy costs	26,768	493	—		27,261
Provision for doubtful accounts	13,200	482	—		13,682
Impairment of intangible and long-lived assets	1,086	—	—		1,086
Gain on disposal of assets	(308)	—	—		(308)

Total operating expenses	612,699	6,566	1,723		620,988

Operating income	148,928	5,533	(1,723)		152,738
Interest expense	58,842	—	—		58,842
Interest income	(315)	—	—		(315)
Loss (gain) on sale of investments	7,100	—	—		7,100

Income from continuing operations before income tax expense	83,301	5,533	(1,723)		87,111
Provision for income tax expense	8,864	—	677	(H)	9,541

Income from continuing operations	74,437	5,533	(2,400)		77,570

Less: Net income attributable to noncontrolling interests	(92,357)	—	(2,711	) (I)	(95,068)

(Loss) income attributable to SCA from continuing operations	$(17,920)	$5,533	$(5,111)		$(17,498)

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

SURGICAL CARE AFFILIATES, INC.

Notes to Pro Forma Condensed Combined Financial Statements

(Unaudited)

1.	BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting under existing U.S. GAAP standards and are based on the historical consolidated financial statements of Surgical Care Affiliates, Inc. (the “Company” or “SCA”) for the nine-months ended September 30, 2013 and for the year ended December 31, 2012 and the combined financial statements of East Brunswick Surgery Center, LLC, DBA University Surgicenter (“USC”) for the nine-months ended September 30, 2013 and for the year ended December 31, 2012.

The unaudited pro forma condensed combined balance sheet at September 30, 2013 gives effect to the USC acquisition of a 51% controlling interest by the Company as if it had occurred on September 30, 2013. The unaudited pro forma condensed combined statements of operations for the nine-months ended September 30, 2013 and for the year ended December 31, 2012 give effect to the acquisition as if it had occurred on the first day of the earliest period presented.

The fair values assigned to USC’s tangible and intangible assets acquired and liabilities assumed are based on management’s estimates and assumptions. The estimated fair values of these assets acquired and liabilities assumed are considered preliminary. The Company believes that the information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed; however, the provisional measurements of fair value are subject to change. The Company expects to finalize the valuation of the net tangible and intangible assets as soon as practicable, but not later than one-year from the acquisition date.

The unaudited pro forma condensed combined statements of operations are provided for illustrative purposes only and do not purport to represent what our actual consolidated results of operations would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of our future consolidated results of operations.

The unaudited pro forma condensed combined statements of operations do not reflect any cost savings from operating efficiencies, synergies or other restructurings that could result from the acquisition.

2.	ACQUISITION OF USC

On December 31, 2013, the Company acquired 51% of the membership interest of USC, an ambulatory surgery center in East Brunswick, New Jersey, for $25.4 million in cash. Substantially all of the 51% membership interest was acquired from Brunswick ASC Investment, LLC, with the remaining portion acquired from two individual physicians. The acquisition was funded with cash on hand.

The USC amounts recognized as of the acquisition date for each major class of assets and liabilities assumed are as follows (in thousands):

Assets
Current assets
Cash and cash equivalents	$195
Accounts receivable	2,369
Other current assets	23

Total current assets	2,587

Property and equipment	860
Goodwill	35,944
Intangible assets	10,500

Total assets	$49,891

Liabilities
Current liabilities
Accounts payable and other current liabilities	$185

Total current liabilities	185

Total liabilities	$185

The USC goodwill and intangible assets are expected to be fully deductible for tax purposes. The USC purchase price allocation is preliminary and subject to adjustment.

3.	UNAUDITED PRO FORMA ADJUSTMENTS

(A)	To record USC acquisition purchase price, which was funded from available cash.

(B)	To adjust the acquired property and equipment to fair value as of the acquisition date.

(C)	To reflect goodwill resulting from the USC acquisition, as follows:

Purchase price	$25,350
Less: Historical book value of assets acquired and liabilities assumed, net	(3,606)
Less: Remeasurement of assets acquired and liabilities assumed to fair value	(534)
Less: Recognition of identifiable intangible assets acquired	(10,500)
Record nonredeemable noncontrolling interest	24,356

$35,066

(D)	To reflect the following intangible assets acquired, with useful lives included parenthetically:

Noncompete agreements (5 years)	$7,600
Management agreement (15 years)	1,700
Licenses (15 years)	1,200

$10,500

(E)	To reflect the elimination of the historical equity of USC such that on a combined basis only the contributed capital of SCA remains.

(F)	To reflect the recognition of the 49% nonredeemable noncontrolling interest in USC retained by the sellers.

(G)	To record the difference in associated depreciation and amortization expenses between the historical amounts of USC’s Property and equipment, net and preliminary fair values of the Intangible assets and Property and equipment acquired in connection with the SCA’s acquisition of USC.

(H)	The adjustments to the Provision for income tax expense assume a tax rate of approximately 40% related to the impact of goodwill amortization for tax purposes.

(I)	To reflect the net income attributable to the 49% noncontrolling interest retained by the sellers.